SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):
August 12, 2011

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	Commission File Number	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03.        CREATION OF A DIRECT FINANCIAL OBLIGATION.

We entered into a new $500 million Credit Agreement dated August 12, 2011, with J.B. Hunt Transport, Inc. as the borrower and J.B. Hunt Transport Services, Inc. as parent guarantor.  This new credit facility provides a revolving line of credit for a five year term, expiring August 12, 2016.  This facility allows us to request an increase in the total commitment of up to $250 million, to request a one year extension of the maturity date, and requires us to maintain certain covenants and financial ratios.  Borrowing costs are based on LIBOR, plus an applicable margin and other fees.  The terms and conditions are contained in the Credit Agreement, which is attached as Exhibit 10.1.  This credit facility will be used for equipment purchases, to repurchase our common stock and other working capital purposes.  This new credit facility replaced a $350 million Senior Revolving Credit Facility agreement dated March 29, 2007.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

10.1         Credit Agreement and related documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 18th day of August 2011.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ John N. Roberts III
John N. Roberts
President and Chief Executive Officer

By:	/s/ David G. Mee
David G. Mee
Executive Vice President, Finance and Administration and Chief Financial Officer

By:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller and Chief Accounting Officer